                                                                    Exhibit 99.3







                            CONSOLIDATED FINANCIAL STATEMENTS AND
                     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                      WESTERN BANK

                              DECEMBER 31, 1994 AND 1993

                                       CONTENTS



                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                            3


CONSOLIDATED FINANCIAL STATEMENTS

    CONSOLIDATED BALANCE SHEETS                                               4

    CONSOLIDATED STATEMENTS OF EARNINGS                                       5

    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                            7

    CONSOLIDATED STATEMENTS OF CASH FLOWS                                     8

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                               10

                                     [LETTERHEAD]


                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Western Bank

We have audited the accompanying consolidated balance sheets of Western Bank as of December 31, 1994 and 1993 and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Western Bank as of December 31, 1994 and 1993, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP


Los Angeles, California
February 3, 1995

                                  Western Bank

                          CONSOLIDATED BALANCE SHEETS

                             Year Ended December 31,


                                     ASSETS

                                                       1994           1993
                                                  -------------- --------------

Certificates of deposit                           $          -   $    100,000

Securities available for sale                       99,827,000     75,750,000

Securities held to maturity                          1,979,000      3,972,000

Federal funds sold                                  25,000,000     40,000,000

Loans                                              146,912,000    166,600,000
    Less allowance for loan losses                   3,377,000      3,465,000
                                                  -------------- --------------

                        Net loans                  143,535,000    163,135,000
                                                  -------------- --------------
                        Total earning assets       270,341,000    282,957,000


Cash and noninterest earning deposits -
    minimum Federal Reserve balance at
December 31, 1994 and
    1993 was approximately $6,602,000
and $7,854,000,                                     30,423,000     15,032,000
respectively

Net assets related to discontinued operations        1,550,000      2,556,000

Other real estate owned                              8,418,000      3,266,000

Premises and equipment                               4,063,000      3,582,000

Accrued interest                                     2,118,000      1,173,000

Other assets                                         7,911,000      7,222,000
                                                  -------------- --------------

                                                  $324,824,000   $315,788,000
                                                  -------------- --------------
                                                  -------------- --------------

                         LIABILITIES AND STOCKHOLDERS' EQUITY

                                                      1994           1993
                                                  -------------- --------------

    Deposits                                      $290,727,000   $281,530,000

    Other liabilities                                3,541,000      3,475,000
                                                  -------------- --------------

                        Total liabilities          294,268,000    285,005,000

    Commitments and contingencies                            -


    Stockholders' equity
         Common stock - authorized, 10,000,000
              shares without par value; issued
              and outstanding, 3,219,152 shares
    in
              1994 and 1993                         17,443,000     17,443,000
         Retained earnings                          15,853,000     13,409,000
         Net unrealized holding loss on
              securities available for sale         (2,740,000)       (69,000)
                                                  -------------- --------------
                                                    30,556,000     30,783,000
                                                  -------------- --------------

                                                  $324,824,000   $315,788,000
                                                  -------------- --------------
                                                  -------------- --------------

                                  Western Bank

                      CONSOLIDATED STATEMENTS OF EARNINGS

                            Year Ended December 31,


                                                       1994           1993
                                                  --------------  -------------
Interest income
    Loans and fees on loans                        $16,400,000    $15,931,000
    Securities available for sale                    4,101,000        931,000
    Securities held to maturity                        157,000        182,000
    Certificates of deposit                              1,000          7,000
    Federal funds sold                                 832,000        814,000
                                                  --------------  -------------
                                                    21,491,000     17,865,000
                                                  --------------  -------------

Interest expense
    Time deposits in denominations of $100,000
         or more                                       620,000        702,000
    All other deposits                               3,237,000      3,158,000
                                                  --------------  -------------
                                                     3,857,000      3,860,000
                                                  --------------  -------------
              Net interest income before
                  provision for loan losses         17,634,000     14,005,000

Provision for loan losses                            1,052,000      2,213,000
                                                  --------------  -------------

              Net interest income after
                  provision for loan losses         16,582,000     11,792,000

Other income
    Service charges on deposit accounts                707,000        750,000
    Gain on sale of mortgage loans                           -        637,000
    Loan servicing fees                                941,000        688,000
    Other                                            1,329,000        501,000
                                                  --------------  -------------
                                                     2,977,000      2,576,000
                                                  --------------  -------------

           The accompanying notes are an integral part of these statements.

                                  Western Bank

                            Year ended December 31,


                                                       1994           1993
                                                  --------------  -------------
Other expenses
    Salaries, wages and employee benefits         $  6,280,000   $  7,624,000
    Net occupancy                                    1,363,000      1,249,000
    Furniture and equipment                            370,000        394,000
    Other                                            7,505,000      6,567,000
                                                  --------------  -------------
                                                    15,518,000     15,834,000
                                                  --------------  -------------
              Earnings (loss) from continuing
                  operations before income taxes     4,041,000     (1,466,000)

Provision (benefit) for income taxes
    Current                                          1,892,000        448,000
    Deferred                                          (297,000)    (1,048,000)
                                                  --------------  -------------
                                                     1,595,000       (600,000)
                                                  --------------  -------------
              Net earnings (loss) from
                  continuing operations              2,446,000       (866,000)

Discontinued operations
    Income from operations of discontinued
         Mortgage Banking
         Division (less applicable income taxes
              of $226,000)                                   -        329,000

    Gain on disposal of Mortgage Banking
         Division (less applicable income taxes
              of $4,560,000)                                 -      6,592,000
                                                  --------------  -------------
                                                             -      6,921,000
                                                  --------------  -------------
              NET EARNINGS                        $  2,446,000   $  6,055,000
                                                  --------------  -------------
                                                  --------------  -------------

Earnings (loss) per share
    Continuing operations                                 $.72          $(.26)

    Discontinued operations                                  -           2.05
                                                  --------------  -------------
              NET EARNINGS PER SHARE                      $.72          $1.79
                                                  --------------  -------------
                                                  --------------  -------------


           The accompanying notes are an integral part of these statements.

                                  Western Bank

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                        Two years ended December 31, 1994




                                                                                      Net
                                                                                   unrealized
                                                                                  holding loss
                                                                                 on securities
                                          Shares             Common                available        Retained
                                         outstanding           stock               for sale          earnings
                                       -------------     ---------------     ----------------    ---------------
Balance at January 1, 1993              2,341,430         $15,337,000                $  -        $  9,460,000

Net changes in unrealized
   loss on securities available
   for sale, net of taxes of $-0-               -                   -             (69,000)                 -

Stock dividend                            233,992           2,106,000                   -          (2,106,000)

Stock split                               643,730                   -                   -                  -

Net earnings                                    -                   -                   -           6,055,000
                                       -------------     ---------------     ----------------    ---------------

Balance at December 31, 1993            3,219,152          17,443,000             (69,000)         13,409,000
                                       -------------     ---------------     ----------------    ---------------

Net changes in unrealized
   loss on securities available
   for sale, net of taxes of
   $1,948,000                                   -                   -          (2,671,000)                 -

Cash paid in lieu of fractional
   shares                                       -                   -                   -              (2,000)

Net earnings                                    -                   -                   -           2,446,000
                                       -------------     ---------------     ----------------    ---------------

Balance at December 31, 1994            3,219,152         $17,443,000         $(2,740,000)        $15,853,000
                                       -------------     ---------------     ----------------    ---------------
                                       -------------     ---------------     ----------------    ---------------

           The accompanying notes are an integral part of this statement.

                                  Western Bank

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year ended December 31,

                                                                       1994                1993
                                                                   ---------------     ---------------
Increase (decrease) in cash and cash equivalents

Cash flows from operating activities:
   Net earnings                                                    $  2,446,000        $  6,055,000
   Adjustments to reconcile net earnings to net cash
       provided by (used in) operating activities
          Loss on sale of other real estate owned                        88,000             287,000
          Gain on sale of bank premises and equipment                         -             (12,000)
          (Decrease) increase in deferred loan fees                      (8,000)            105,000
          Provision for loan losses                                   1,052,000           2,213,000
          Provision for losses on other real estate owned             1,074,000             890,000
          Depreciation and amortization                                 965,000             765,000
          Net decrease in mortgage loans held for sale                        -          80,881,000
          (Increase) decrease in accrued interest receivable           (945,000)            558,000
          (Increase) decrease in other assets                          (689,000)            650,000
          Increase in other liabilities                                 363,000             865,000
          Deferred income tax benefit                                  (297,000)         (1,048,000)
          Gain on discontinued operations                                     -         (11,152,000)
                                                                   ---------------     ---------------

                   Net cash provided by operating activities          4,049,000          81,057,000
                                                                   ---------------     ---------------

Cash flows from investing activities
   Purchases of securities available for sale                       (59,505,000)        (89,565,000)
   Proceeds from maturities of securities available for sale         32,345,000                  -
   Proceeds from maturities of securities held to maturity            2,000,000          21,808,000
   Net decrease (increase) in loans                                  11,414,000         (31,133,000)
   Proceeds from sales of other real estate owned                     1,834,000           6,186,000
   Acquisition of bank premises and equipment                        (1,041,000)           (863,000)
   Decrease in investment in real estate venture                              -              37,000
   Net proceeds from sale of discontinued operations                          -           8,596,000
                                                                   ---------------     ---------------

                   Net cash used in investing activities            (12,953,000)        (84,934,000)
                                                                   ---------------     ---------------

Cash flows from financing activities
   Net increase in deposits                                           9,197,000          35,859,000
   Cash paid for fractional shares                                       (2,000)                 -
                                                                   ---------------     ---------------

                   Net cash provided by financing activities          9,195,000          35,859,000
                                                                   ---------------     ---------------

                   Net increase in cash and cash equivalents            291,000          31,982,000

Cash and cash equivalents at beginning of year                       55,132,000          23,150,000
                                                                   ---------------     ---------------

Cash and cash equivalents at end of year                            $55,423,000         $55,132,000
                                                                   ---------------     ---------------
                                                                   ---------------     ---------------

           The accompanying notes are an integral part of these statements.

                                     Western Bank

                        Years ended December 31, 1994 and 1993



Supplemental disclosures:

    - The Bank considers all highly liquid investments with maturities of three months or less to be "cash equivalents." Cash and cash equivalents include "cash and noninterest earning deposits", "certificates of deposit" and "federal funds sold." Generally, federal funds are sold for one-day periods.

    - Total loans transferred to other real estate owned because of foreclosure or deed in lieu of foreclosure of the collateral during 1994 and 1993 totaled approximately $7,343,000 and $5,964,000, respectively.

    -    Interest paid during 1994 and 1993 was $4,000,000 and $3,895,000, respectively.

    - Income taxes paid during 1994 and 1993 were $1,030,000 and $4,805,000, respectively.



           The accompanying notes are an integral part of these statements.

                                  Western Bank

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1994 and 1993



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of the Western Bank (the "Bank") are in accordance with generally accepted accounting principles and conform to practices within the banking industry. A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

    1.   PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary WBC Management Co., Inc. All significant intercompany balances and transactions have been eliminated.

    2.   INVESTMENT SECURITIES

    The Bank classifies its investment securities in two categories: securities available for sale and securities held to maturity. Securities available for sale are measured at fair value, with net unrealized gains and losses reported as a separate component of stockholders' equity, net of tax. Securities held to maturity are carried at amortized cost. The amortized cost or carrying value of the specific security sold is used to compute the gain or loss on the sale of investment securities.

    The Bank adopted, effective December 31, 1993, Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" issued in May 1993, which requires the classification of investments in marketable equity securities and in all debt securities as trading securities, securities available for sale, or securities held to maturity. The Statement requires trading securities and securities available for sale to be carried at fair value, with unrealized holding gains and losses of trading securities included in the determination of net earnings and unrealized holding gains and losses of securities available for sale included in stockholders' equity. Securities held to maturity are to be carried at amortized cost. The effect of this accounting change did not have a material effect on the Bank's consolidated financial statements.

    Securities held to maturity are classified as such because the Bank has the ability and management has the intent to hold them to maturity. These securities are stated at cost and adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to income using a method that approximates the interest method.

    3.   LOANS

    Loans are carried at amounts advanced less payments collected. Interest income is accrued as earned on all loans. Interest income is not recognized on loans if collection of the interest is deemed by management to be unlikely.

    Nonrefundable loan fees received and certain costs incurred during the process of originating loans are deferred and recognized over the life of the loan as an adjustment to the loan's yield using a method that approximates the interest method.

    The determination of the balance in the allowance for loan losses is based on an evaluation of the loan portfolio and reflects an amount that in management's judgment is adequate to provide for potential loan losses after giving consideration to the character of the loan portfolio, appraisals of assets securing loans, current economic conditions, past loan loss experience and other factors that require current recognition in estimating loan losses. Such estimates, appraisals and evaluations may require changes because of changing economic conditions and the economic prospects of borrowers. The provision for loan losses is charged to expense.

    In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." This statement amends SFAS No. 5, "Accounting for Contingencies," and SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring." This statement prescribes that a loan is impaired when it is probable that a creditor will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Measurement of the impairment can be based on either the discounted future cash flows of the impaired loan or the fair market value of the collateral for a collateral-dependent loan. Creditors may select the measurement method on a loan-by-loan basis, except that collateral-dependent loans for which foreclosure is probable must be measured at the fair value of the collateral. Additionally, the statement prescribes measuring impairment of a restructured loan by discounting the total expected future cash flows using the loan's effective rate of interest in the original loan agreement. Finally, the impact of initially applying the statement is reported as a part of the provision for credit losses in the income statement. The Bank adopted this statement as of January 1, 1995 and has not yet determined the impact of the adoption of this statement.

    4.   PREMISES AND EQUIPMENT

    Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the term of the lease or the service lives of the improvements, whichever is shorter. The straight-line method of depreciation is followed for financial reporting purposes.

    5.   STOCK DIVIDEND

    The Bank declared a 10% stock dividend that was distributed on May 15, 1993 to stockholders of record on April 15, 1993. On December 16, 1993, the Bank declared a stock split affected in the form of a 25% stock dividend that was paid on February 15, 1994 to stockholders of record as of January 18, 1994. Fractional shares were paid in cash.

    6.   EARNINGS PER SHARE

    Earnings per common and common equivalent share are based on the weighted average number of shares outstanding during each year, adjusted retroactively for stock dividends and a stock split effected in the form of a dividend for 1993. The weighted average number of shares used in the computation of earnings per common and common equivalent share for 1994 and 1993 were 3,378,519 and 3,374,235, respectively.

    Equivalent shares are those issuable upon the assumed exercise of stock options reflected under the treasury stock method using the average quarterly market price of the Bank's shares during each year.

    7.   MORTGAGE BANKING OPERATIONS

    The Bank had a 50% interest in its mortgage banking division ("division") that originated and serviced mortgage loans. Lawrence Koppelman and Company had the other 50% interest in the division. The division was sold as of August 31, 1993 (see Note C). The net earnings of the division attributable to outside ownership are presented in the condensed summary of discontinued operations (Note C) as mortgage banking profit participation and commissions expense.

    8.   OTHER REAL ESTATE OWNED

    Other real estate owned, which represents properties acquired by foreclosure or by a deed in lieu of foreclosure, is recorded at the lower of the unpaid balance of the loan or the fair value of the property at the date of acquisition. Any valuation reductions required at the date of acquisition are charged to the allowance for loan losses. Subsequent to acquisition, other real estate owned is carried at the lower of recorded cost or net realizable value. Subsequent operating expenses or income, reduction in estimated values, and gains or losses on disposition of such properties are recognized in current operations.

    9.   FAIR VALUES OF FINANCIAL INSTRUMENTS

    The consolidated financial statements include various estimated fair value information as at December 31, 1994 and 1993, as required by SFAS No. 107. Such information, which pertains to the Bank's financial instruments, is based on the requirements set forth in SFAS No. 107 and does not purport to represent the aggregate net fair value of the Bank. Many of such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction.

    Also, it is the Bank's general practice and intent to hold its financial instruments, except for certain investment securities which are accounted for in accordance with Notes A and B, to maturity and not to engage in trading or sales activities. Therefore, the Bank had to use significant estimations and present value calculations to prepare these fair value disclosures. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among financial institutions and which are subject to change.

    Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

    CASH AND CASH EQUIVALENTS: The balance sheet carrying amounts for cash and short-term instruments approximate the estimated fair values of such assets.

    INVESTMENT SECURITIES: Fair values for investment securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    LOANS RECEIVABLE: For variable rate loans that reprice frequently and which entail no significant change in credit risk, fair values are based on the carrying values. The estimated fair values of fixed rate loans are estimated based on discounted cash flow analyses using interest rates currently offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

    Estimated fair values for the Bank's off-balance-sheet instruments (standby letters of credit and construction lending commitments) are based on fees currently charged to enter into similar agreements, considering the remaining terms of the agreements and the counterparties' credit standing; or quoted market prices (financial forward contracts). Lending commitments other than the construction lending commitments do not have fees charged on them to enter into the agreements.

    DEPOSIT LIABILITIES: The fair values estimated for demand deposits (e.g., interest and noninterest bearing checking accounts, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values of fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly time deposit maturities. The carrying amount of accrued interest payable approximates its fair value.

    10.  RECLASSIFICATION

    Certain items in the 1993 financial statements have been reclassified to conform with the 1994 presentation.

NOTE B - INVESTMENT SECURITIES

    Effective December 31, 1993, the Bank changed its method of accounting for investment securities (Note A). The amortized cost, carrying value and estimated fair values of investment securities as of December 31 are as follows:

                                                                      1994
                                          ------------------------------------------------------------
                                              Amortized           Gross unrealized         Estimated
                                                            --------------------------
                                               cost            Gains         Losses       fair value
                                          ---------------   ------------  ------------  --------------
   Securities available for sale
       U.S. Treasury and agency
          securities                     $  70,623,000      $       -     $1,877,000    $68,746,000
       Other debt securities                     5,000              -              -          5,000
                                          ---------------   ------------  ------------  --------------
                                            70,628,000                     1,877,000     68,751,000

       Mortgage-backed securities           27,169,000              -      2,395,000     24,774,000
       Equity securities                     6,716,000          2,000        416,000      6,302,000
                                          ---------------   ------------  ------------  --------------

                                          $104,513,000         $2,000     $4,688,000    $99,827,000
                                          ---------------   ------------  ------------  --------------
                                          ---------------   ------------  ------------  --------------

                                                                      1994
                                          ------------------------------------------------------------
                                             Carrying             Gross unrealized         Estimated
                                                            ------------------------
                                                value          Gains         Losses       fair value
                                          ---------------   ------------    --------    --------------

   Securities held to maturity
       Obligations of states and
          political subdivisions            $1,979,000       $114,000        $  -        $2,093,000
                                          ---------------   ------------    --------    --------------
                                          ---------------   ------------    --------    --------------

                                                                      1993
                                          ------------------------------------------------------------
                                              Amortized           Gross unrealized         Estimated
                                                            -------------------------
                                               cost            Gains         Losses       fair value
                                          ---------------   ------------    ---------   --------------
   Securities available for sale
       U.S. Treasury and agency
          securities                       $38,238,000        $33,000      $  63,000    $38,208,000
       Other debt securities                     5,000           -              -             5,000
                                          ---------------   ------------  ------------  --------------
                                            38,243,000         33,000         63,000     38,213,000

       Mortgage-backed securities           31,925,000         11,000         28,000     31,908,000
       Equity securities                     5,651,000          6,000         28,000      5,629,000
                                          ---------------   ------------  ------------  --------------

                                           $75,819,000        $50,000       $119,000    $75,750,000
                                          ---------------   ------------  ------------  --------------
                                          ---------------   ------------  ------------  --------------

                                                                      1993
                                          ------------------------------------------------------------
                                             Carrying             Gross unrealized         Estimated
                                                            -------------------------
                                                value          Gains         Losses       fair value
                                          ---------------   ------------    ---------   --------------

   Securities held to maturity
       Obligations of states and
          political subdivisions            $1,972,000       $149,000        $  -        $2,121,000
       Commercial paper                      2,000,000           -              -         2,000,000
                                          ---------------   ------------    ----------  --------------

                                            $3,972,000       $149,000        $  -        $4,121,000
                                          ---------------   ------------    ----------  --------------
                                          ---------------   ------------    ----------  --------------

    The carrying and estimated fair values of securities pledged to secure public funds and for other purposes as required or permitted by law amounted to approximately $990,000 and $980,000, respectively, at December 31, 1994 and approximately $11,544,000 and $11,519,000, respectively, at December 31, 1993.

    The amortized cost, carrying value and estimated fair value of debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Amortized         Estimated
                                                   cost             fair value
                                               --------------     -------------
   Securities available for sale
       Due in one year or less                $  21,693,000       $21,078,000
       Due after one year through five years     55,651,000        53,976,000
       Mortgage-backed securities                27,169,000        24,773,000
                                               --------------     -------------

                                               $104,513,000       $99,827,000
                                               --------------     -------------
                                               --------------     -------------

                                                 Carrying           Estimated
                                                    value           fair value
                                               --------------     -------------

   Securities held to maturity
       Due after one year through five years     $  503,000        $  527,000
       Due after five years through ten years     1,476,000         1,566,000
                                               --------------     -------------

                                                 $1,979,000        $2,093,000
                                               --------------     -------------
                                               --------------     -------------

NOTE C - DISCONTINUED OPERATIONS

   During 1993, the Bank sold its interest in the single family mortgage banking division. On August 30, 1993, the Bank and Lawrence Koppleman and Company ("LK & Co.") entered into an agreement whereby the Bank purchased LK & Co.'s 50% interest in the mortgage division, with the intention of selling the resulting 100% interest to Victoria Mortgage Corp. ("Victoria"), of San Antonio, Texas.

   The Bank and LK & Co. entered into a purchase and sale agreement (the "Agreement") effective August 31, 1993 whereby the Bank sold all, but a minor portion, of the servicing rights and assets of its mortgage banking division to Victoria Mortgage for a base price of $30,000,000, subject to adjustments as defined in the Agreement.

   The net adjusted price and proceeds amounted to approximately $25,329,000.

   The net after-tax gain on the sale of the Division amounted to $6,592,000, or $1.95 per share.

   The results of the Mortgage Banking Division ("Division") operations have been reported separately as a component of discontinued operations in the consolidated statements of earnings. The Division's operating results for the eight months ended August 31, 1993 follow:

                                                                      1993
                                                                 ---------------
   Condensed summaries of discontinued operations
       Operating revenues                                         $12,967,000
       Interest income                                              3,695,000
       Gain on sale of servicing rights                             3,136,000
                                                                 ---------------
                                                                   19,798,000
                                                                 ---------------
       Operating expenses                                          16,104,000
       Interest expense                                             2,584,000
                                                                 ---------------
                                                                   18,688,000
                                                                 ---------------
       Operating income before profit
          participation                                             1,110,000

       Mortgage banking profit participation
          and commissions                                             555,000
                                                                 ---------------

                                                                   $  555,000
                                                                 ---------------
                                                                 ---------------


   LK & Co. purchased a 50% interest in the remaining net assets of the Division which is represented as Due to LK & Co. in the net assets related to discontinued operations.

   The Division leased the facilities for its loan production offices. Rent expense under these leases was approximately $940,000 for 1993. These leases expired during 1994. All leases were accounted for as operating leases.

   As of August 31, 1993, the mortgage division lease for its corporate offices was assumed by Victoria; however, because of the lessor's refusal to release the Bank from its obligations under the lease, the Bank may be required to make future rental payments if this lease is defaulted upon. The total amount of future minimum lease payments for the duration of this lease amounts to $2,717,000 at December 31, 1994.


NOTE D - LOANS

   The composition of the Bank's loan portfolio at December 31 is as follows:

                                                   1994              1993
                                               --------------    --------------

    Commercial                                $  59,588,000     $  86,170,000
    Installment                                   1,373,000         1,789,000
    Construction                                  9,388,000        21,298,000
    Real estate                                  82,616,000        66,187,000
    Participations purchased                      1,865,000           644,000
                                               --------------    --------------
                                                154,830,000       176,088,000
    Less:
        Participations sold                       4,776,000         5,689,000
        Unearned discounts on purchased loans     2,917,000         3,566,000
        Deferred loan fees                          225,000           233,000
                                               --------------    --------------

                                               $146,912,000      $166,600,000
                                               --------------    --------------
                                               --------------    --------------


    The estimated fair value of loans receivable at December 31, 1994 is $147,246,000.

    The loan portfolio is substantially concentrated in Southern California.

    Loans where the accrual of interest income has been discontinued and placed on nonaccrual status at December 31, 1994 were $605,000. In addition, the interest income that would have been recorded had the nonaccrual loans performed in accordance with their original terms would have been $49,000. There was no interest receivable on nonaccrual loans at December 31, 1994.

    Transactions in the allowance for loan losses are summarized as follows:


                                                    1994              1993
                                               --------------    --------------
    Balance at beginning of year                 $3,465,000        $2,660,000
    Provision charged to expense                  1,052,000         2,213,000
    Loans charged off                            (1,151,000)       (1,451,000)
    Recoveries credited to allowance                 11,000            43,000
                                               --------------    --------------

    Balance at end of year                       $3,377,000        $3,465,000
                                               --------------    --------------
                                               --------------    --------------


    At December 31, 1994 and 1993, management has charged off all known loan losses.


NOTE E - RELATED PARTY TRANSACTIONS

    The Bank had an agreement with Lawrence Koppelman and Company as discussed in notes A7 and C whereby profit (and loss) of the mortgage banking division was shared equally by Lawrence Koppelman and Company and the Bank. After the completion of the sale of the mortgage banking division, the remaining assets were shared 50% by Lawrence Koppelman and Company and the Bank.

    In the ordinary course of business the Bank has granted loans to certain directors and the businesses with which they are associated. A summary of this loan activity for 1994 and 1993 follows:

                                                    1994              1993
                                               --------------    --------------
    Beginning balance                            $  947,000        $1,085,000
    New loans made                                  639,000           988,000
    Principal reductions and payoffs             (1,268,000)       (1,126,000)
                                               --------------    --------------

    Ending balance                               $  318,000        $  947,000
                                               --------------    --------------
                                               --------------    --------------

NOTE F - BANK PREMISES AND EQUIPMENT

    A summary of Bank premises and equipment as of December 31 is as follows:

                                                        1994          1993
                                                     ------------  -----------

    Leasehold improvements                           $1,698,000    $1,678,000
    Building and improvements                         2,290,000     1,341,000
    Furniture, fixtures and equipment                 1,915,000     1,843,000
                                                     ------------  -----------
                                                      5,903,000     4,862,000
    Less accumulated depreciation and amortization    3,500,000     2,940,000
                                                     ------------  -----------
                                                      2,403,000     1,922,000
    Land                                              1,660,000     1,660,000
                                                     ------------  -----------

                                                     $4,063,000    $3,582,000
                                                     ------------  -----------
                                                     ------------  -----------


NOTE G - DEPOSITS

    The composition of the Bank's deposits at December 31 is as follows:

                                                        1994          1993
                                                    ------------- ------------

    Demand deposits                                $106,412,000  $123,966,000
    Savings and NOW accounts                         52,761,000    40,072,000
    Money market accounts                            91,038,000    83,685,000
    Certificates of deposit of $100,000 or more      26,026,000    15,113,000
    Other time deposits                              14,490,000    18,694,000
                                                    ------------- ------------

                                                   $290,727,000  $281,530,000
                                                    ------------- ------------
                                                    ------------- ------------

    The estimated fair values of deposits consisted of the following at December 31, 1994:

    Demand deposits                                              $106,412,000
    Savings and NOW accounts                                       52,761,000
    Money market accounts                                          91,038,000
    Certificates of deposit of $100,000 or more and other
        time deposits                                              40,404,000
                                                               -----------------

                                                                 $290,615,000
                                                               -----------------
                                                               -----------------

    As discussed in Note A, SFAS No. 107 defines the fair value of demand deposits as the amount payable, and prohibits adjustment for any value derived from the expected retention of such deposits for a period of time. That value, commonly referred to as the deposit base intangible, has not been estimated and is neither included in the above fair value amounts nor recorded as an intangible asset in the balance sheet.

    The Bank has five unrelated customers with aggregate deposit balances of approximately $35,624,000 at December 31, 1994 which represents approximately 12% of total deposits.


NOTE H - INCOME TAXES

    The Bank adopted, effective January 1, 1993, SFAS No. 109, "Accounting for Income Taxes," issued in February 1992. Under the liability method specified by SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. The principal types of differences between assets and liabilities for financial statement and tax return purposes are accelerated depreciation, allowance for loan losses, allowance for losses on other real estate owned, interest on nonaccrual loans, franchise taxes and FHLB stock dividends.

                                                    1994              1993
                                                 ------------    --------------
    Current
        Federal                                  $1,327,000        $  327,000
        State                                       565,000           121,000
                                                 ------------    --------------
                                                  1,892,000           448,000
                                                 ------------    --------------
    Deferred
        Federal                                    (204,000)         (876,000)
        State                                       (93,000)         (172,000)
                                                 ------------    --------------
                                                   (297,000)       (1,048,000)
                                                 ------------    --------------

                                                 $1,595,000       $  (600,000)
                                                 ------------    --------------
                                                 ------------    --------------

    As a result of the following items, the total tax expense for 1994 and 1993 was different from the amount computed by applying the statutory U.S. federal income tax rate to earnings from continuing operations before income taxes:

                                                        1994                          1993
                                            ----------------------------   ---------------------------
                                               Amount           Percent        Amount         Percent
                                            -------------    -----------   ------------    -----------
    Federal income tax at
        statutory rate                      $1,374,000           34.0%     $(498,000)          34.0%
    Changes due to
        Exempt interest on securities          (61,000)          (1.5)       (49,000)           3.3
        State franchise tax, net of
            federal income tax benefit         305,000            7.6       (107,000)           7.3
        Dividends subject to exclusion         (13,000)           (.3)        (8,000)            .5
        Other                                  (10,000)           (.2)        62,000           (4.2)
                                            -------------    -----------   ------------    -----------

                                            $1,595,000           39.6%     $(600,000)          40.9%
                                            -------------    -----------   ------------    -----------
                                            -------------    -----------   ------------    -----------

    Deferred tax assets and liabilities at December 31, consist of the following:

                                                     1994             1993
                                                  ------------     ------------
    Deferred tax assets
        Net unrealized holding loss on
        securities available for sale             $1,948,000        $      -
                                                  ------------     ------------

        Accelerated depreciation                     256,000          231,000
        Franchise tax                                 15,000          267,000
        Allowance for loan losses                  1,214,000        1,156,000
        Allowance for losses on other real
        estate owned                                 817,000          578,000
        Interest on non accrual loans                  9,000          344,000
        Other                                        156,000          137,000
                                                  ------------     ------------
                                                   2,467,000        2,713,000
                                                  ------------     ------------
                                                   4,415,000        2,713,000

    Deferred tax liabilities
        FHLB Stock dividends                         (92,000)         (68,000)
        Other                                       (158,000)         (23,000)
                                                  ------------     ------------
                                                    (250,000)         (91,000)
                                                  ------------     ------------

                                                  $4,165,000       $2,622,000
                                                  ------------     ------------
                                                  ------------     ------------

NOTE I - COMMITMENTS AND CONTINGENCIES

    The Bank leases the land on which its Westwood facility is located from an unrelated party. The lease expires in 2003. Rent expense under this lease was approximately $106,000 and $132,000 for 1994 and 1993, respectively. The Bank also leases, from unrelated parties, the facilities for its branch locations. These leases expire at various times through the year 2002. Rent expense under these leases was approximately $621,000 and $733,000 for 1994 and 1993, respectively. All leases are accounted for as operating leases. Minimum future rental payments required under all leases as of December 31, 1994, which exclude any increases in direct operating costs such as property taxes, utilities, fees, insurance and other service and maintenance expenses under the respective lease, are approximately as follows:

    1995                                          $  494,000
    1996                                             302,000
    1997                                             302,000
    1998                                             302,000
    1999                                             302,000
    Thereafter                                       976,000
                                                 --------------

                                                  $2,678,000
                                                 --------------
                                                 --------------

    The Bank leases portions of the Westwood building it owns and the facilities it leases to outside businesses. These noncancelable operating leases expire at various periods through May 31, 1995. Rental income in 1994 and 1993 was approximately $26,000 and $22,000, respectively.

    At December 31, 1994 and 1993 the Bank had unfunded loan commitments of $44,195,000 and $57,257,000, respectively, and outstanding commitments of approximately $1,988,000 and $2,615,000, respectively, which were related to standby letters of credit.

    Loan commitments are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payments of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank on extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include residential real estate, accounts receivable, inventory, property, plant and equipment, and income producing commercial properties.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

    The estimated fair values of the Bank's off-balance-sheet financial instruments at December 31, 1994 are summarized below:

                                         Estimated fair value
                                         of off-balance-sheet
                                          financial instruments
                                        -----------------------

        Commitments to extend credit            $970,000
        Standby letters of credit                 40,000

    In connection with certain mortgage loans sold by the Bank, the Bank has agreed to repurchase those loans on which the borrower defaults. However, the Bank remains liable only to the extent that such loans are not insured by the federal government.

    The Bank has established federal fund lines from various banks totaling $24,600,000.

    The Bank is involved in various litigation. In the opinion of management, based on advice from the Bank's legal counsel, the disposition of all pending litigation will not have a material effect on the Bank's consolidated financial position.


NOTE J - EMPLOYEE STOCK OWNERSHIP PLAN

    In December 1974, the Bank adopted a qualified employee stock ownership plan for the benefit of its employees. Contributions to the plan are determined by the Board of Directors except that the contribution cannot exceed 15% of the compensation of eligible participants. The Bank contributed $260,000 in 1994 and $660,000 in 1993.

NOTE K - STOCK OPTION PLANS

    The Board of Directors has approved a stock option plan under which options for 203,900 shares of the Bank's common stock were issued to two executive officers. Such options had original terms of five years which were extended an additional five years during 1993, vest 20% per year on each anniversary of the date of grant, and are Incentive Options as defined in the plan. One-half of the options are exercisable at $3.58 per share and the other half at $3.93 per share. Such shares and option prices represent the original shares and fair market values at date of grant, adjusted for subsequent stock splits and stock dividends.

    As of December 31, 1994 the Board of Directors has granted options to 16 senior officers of the Bank to purchase 185,136 shares of common stock. Such shares represent the original options available, pursuant to the plan, adjusted for stock dividends made subsequent to the grant. The options are exercisable at the fair market value of the Bank's common stock on the date of the grant and expire five years from that date. During 1994, options representing 127,011 shares were extended for an additional two years. At December 31, 1994, 142,758 shares are exercisable at option prices ranging from $5.46 to $7.00 per share. During 1995, 11,625 shares become exercisable at option prices ranging from $5.46 to $7.00 per share.

    Stock option activity under both plans for the years ended December 31, 1994 and 1993 is as follows:

                                     Options          Price         Options
                                    available       per share     outstanding
                                    ------------   ------------  --------------

    Balance at January 1, 1993       69,770        $4.92-$11.82     300,922

        Stock dividend                6,977                          30,092
        Options granted             (33,300)        $8.00-$8.75      33,300
        Options cancelled            33,814        $8.64-$10.74     (33,814)
        Stock split                  19,315                          82,625
                                    ------------                 --------------

    Balance at December 31, 1993     96,576        $3.58-$7.81      413,125

        Options cancelled            24,090        $6.18-$7.81      (24,090)
                                    ------------                 --------------

    Balance at December 31, 1994    120,666        $3.58-$7.00      389,035
                                    ------------                 --------------
                                    ------------                 --------------

NOTE L - OTHER EXPENSE

    The following is a summary of other expenses for the years ended December
    31:

                                                        1994        1993
                                                    -----------  -----------
   Data processing                                  $  774,000   $  759,000
   Professional services                             1,351,000    1,464,000
   Business development                                515,000      546,000
   Provision for losses on other real estate owned   1,074,000      890,000
   Office supplies                                     410,000      437,000
   Telephone                                           145,000      152,000
   Other                                             3,236,000    2,319,000
                                                    -----------  -----------

                                                    $7,505,000   $6,567,000
                                                    -----------  -----------
                                                    -----------  -----------


NOTE M - PURCHASE AND ASSUMPTION AGREEMENTS

   During 1993, the Bank entered into three Purchase and Assumption Agreements (the "Agreements") with the Federal Deposit Insurance Corporation (FDIC) to assume approximately $149,000,000 of insured deposit liabilities of three banks that were closed by bank regulators and placed into receivership with the FDIC. The Bank also purchased approximately $33,000,000 of selected assets of the failed banks. The Bank received cash for the difference between the assets purchased and the liabilities that were assumed. The Agreements provided funds to the Bank for the payoff of the depositors who were not insured after obtaining certified releases from the FDIC.


NOTE N - REGULATORY MATTERS

   The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting principles. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain a minimum leverage-capital ratio of Tier I capital (as defined) to total assets based on the Bank's ratings under the regulatory rating system. The minimum leverage-capital ratio is in a range of 3 to 5 percent dependent upon the Bank's rating. In addition, the Bank must maintain a ratio of total capital (as defined) to risk-weighted assets of 8 percent and a ratio of Tier I capital to risk-weighted assets of 4 percent. The Bank's leverage-capital ratio, ratio of total capital (as defined) to risk-weighted assets and ratio of Tier I capital to risk-weighted assets (unaudited) were 10.58%, 18.72%, and 17.47%, respectively at December 31, 1994. Management believes, as of December 31, 1994, that the Bank meets all capital requirements to which it is subject.


NOTE O - SUBSEQUENT EVENT

   On January 24, 1995, the Bank entered into a definitive agreement providing for the merger of the Bank of Encino ("Encino") into Western Bank. The Bank has agreed to pay $8 million in cash for all the shares of Encino common stock. As of December 31, 1994, Encino had approximately $70 million in assets. Completion of the transaction is subject to approvals from state and federal agencies as well as the shareholders of Encino. It is expected that the transaction will be completed during the second quarter of 1995.